Exhibit 10.2

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of the 26th day of May, 2015, by and among Hotdeal Asia Limited, a Hong Kong corporation (the “Company”); Ying Wai Leung, the sole stockholder of the Company and its sole director and executive officer (“Leung” or the “Shareholder”); and Birdbill, Inc., and individual resident of Hong Kong (the “Purchaser”).  The Shareholder is sometimes referred to herein as the “Seller.”

RECITALS

A.           The Shareholder is the owner of 100% of the issued and outstanding shares of Company common stock on a fully diluted basis as of the date of this Agreement.

B.           The Shareholder desires to sell to the Purchaser all of the Shareholder’s shares of Company common stock (the “Shares”), which Shares represent approximately 100% of the issued and outstanding shares of Company common stock.

C.           The Purchaser desires to purchase the Shareholder’s Shares.

D.           Following the Closing (as hereinafter defined) of the purchase and sale of the Shares, the Purchaser shall hold in the aggregate approximately 100% of the Company’s issued and outstanding common stock on a fully diluted basis, and the Company will be a wholly-owned subsidiary of the Purchaser.

AGREEMENT

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.           PURCHASE AND SALE OF SHARES.

1.1           Purchase and Sale of Shares by the Shareholder.  In reliance upon the representations and warranties contained herein and subject to the terms and conditions set forth herein, at Closing, the Shareholder shall sell, assign, transfer, convey and deliver to Purchaser, and the Purchaser shall purchase from the Seller, good and marketable title to the Shareholder’s Shares, free and clear of all mortgages, Liens (as hereinafter defined), encumbrances, claims, equities and obligations to other persons of every kind and character.

1.2           Purchase Price and Settlement of Funds.

(a)             The purchase price for the Shares shall be $1.00 USD (the “Purchase Price”).  At the Closing, the Purchaser will transfer the Purchase Price in immediately available funds to the Seller.

2.           CLOSING.

2.1           Date and Time.  The Closing of the sale of Shares contemplated by this Agreement (the “Closing”) shall take place as promptly as practicable, but no later than two (2) business days following the satisfaction or waiver of the conditions set forth in Section 6, at such place as the Company and Purchaser shall agree in writing, or via facsimile and/or email.  The date on which the Closing actually occurs shall be the “Closing Date.”

2.2           Deliveries by Seller.  At the Closing, the Seller shall deliver to the Purchaser (i) a certificate or certificates registered in the name of the Purchaser.

2.3           Deliveries by Purchaser.                                                      At the Closing, the Purchaser shall deliver the Purchase Price to the Seller in the form of a check or cash or wire transfer.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LEUNG.

As a material inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Company and Leung, jointly and severally, represent and warrant that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Hong Kong and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

3.2           Capitalization.  All of the Company’s shares are owned by Leung. All outstanding shares of common stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights.  There are no options, warrants or other derivative securities issued and outstanding to purchase shares of Company common stock. There is no right of first refusal, co-sale right, right of participation, right of first offer, registration right option or other restriction on transfer applicable to any shares of Company common stock.

3.3           Validity of Transactions.  The Seller has the requisite individual power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform his obligations under the terms of this Agreement.  This Agreement has been duly authorized by the Seller, and, upon due execution and delivery by the Seller, this Agreement and the documents contemplated hereby will be valid and binding agreements of the Seller.

3.4           Valid Issuance of Shares.

(a)           The Shareholder owns all of the legal and beneficial interests in the Shareholder’s Shares, free and clear of any pledge, security interest, Liens, encumbrance, restriction, claim or other charge of any kind, and at the Closing the Purchaser shall receive title to the Shareholder’s Shares, free and clear of any pledge, Lien, encumbrance, restriction, claim or other charge of any kind.  Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, registration right option or other restriction on transfer applicable to the Shareholder’s Shares.

(b)           For purposes of this Agreement, “Liens” means, collectively, any mortgages, liens, security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights of way, exceptions, limitations, charges, liabilities, or encumbrances of any nature whatsoever.

3.5           No Violation/Consents.  The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to the Seller or the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.  The execution, delivery and performance by the Seller of this Agreement, the other documents contemplated hereby, and the offer and sale of the Shares requires no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

3.6           No Solicitation or Pending Transactions.  Except for the transactions contemplated by this Agreement, the Seller is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in the sale of any of the Shares.

3.7           Brokers or Finders.  The Seller has not incurred, nor shall he incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charged in connection with this Agreement or the transactions contemplated hereby.

4.           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents, warrants and covenants with the Company and the Seller, as follows:

4.1           Legal Power.  The Purchaser has the requisite corporate power to enter into this Agreement, to purchase the Shares hereunder and to carry out and perform his obligations under the terms of this Agreement.

4.2           Due Execution.  This Agreement has been duly authorized and delivered by the Purchaser, and, upon due execution and delivery by the Purchaser, this Agreement will be a valid and binding agreement of the Purchaser.

5.           ADDITIONAL COVENANTS

5.1           Conduct of Business.  Except as contemplated by this Agreement, and such other matters, if any, as may be consented to by the Purchaser in writing, which consent shall not be unreasonably withheld or delayed, from the date of this Agreement until the Closing Date, the Company shall conduct or cause to be conducted its business in all material respects in the ordinary course and shall not engage in any material activity or enter into any material transaction outside the ordinary course of business.

5.2           Compliance with Laws.

(a)           From the date of this Agreement until the Closing Date, the Company shall comply with all laws, rules, regulations and orders applicable to the business of the Company.

5.3       Fulfillment of Conditions and Covenants. No party shall take any course of action inconsistent with satisfaction of the requirements or conditions applicable to it set forth in this Agreement.  Each party shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as promptly as reasonably possible the obligations herein provided to be performed by it.

6.                      CONDITIONS TO CLOSING.

6.1           Conditions to Obligations of the Purchaser.  The Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company and Leung in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

(b)           Proceedings, Documents and Financial Records. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions, including the financial records of the Company shall be reasonably satisfactory in substance and form to the Purchaser and shall be delivered to the Purchaser as soon as practicable following the Closing Date.

6.2           Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing, of the following conditions:

(a)           Representations and Warranties True. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing

(b)           Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by him on or before the Closing, and the Purchaser shall have delivered payment of the Purchase Price in respect of the purchase of the Shares and the Liability Payment.

7.           INDEMNIFICATION

7.1           Indemnification by Leung.  From and after the Closing and subject to the limitations in this Section 7, Leung (the “Indemnifying Party”) shall indemnify, defend and hold harmless the Purchaser and the Company (the each an “Indemnitee and collectively, the “Indemnitees”) from and against any and all claims, losses, liability, or tax (“Damages”), directly or indirectly, asserted against or incurred by an Indemnitee by reason of or resulting from a (i) breach of any representation, warranty or covenant contained herein, or (ii) breach of any representation, warranty or covenant in any Exhibit executed and delivered at Closing.

7.2           Claims Period.  The Indemnitees shall have a twelve (12) month period during which a claim of Damages for indemnification may be asserted under this Agreement.

7.3           Indemnification Proceedings.  Promptly after receipt by any Indemnitee of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.1, such Indemnitee shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the Indemnifying Party and the Indemnitee shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnitee, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without his written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnitee from all liability arising out of such proceeding.

8.           MISCELLANEOUS.

8.1           Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of Nevada without giving effect to the conflict of laws provisions thereof.

8.2           Survival.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

8.3           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

8.4           Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof.  No party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein, and the parties hereto each acknowledge and agree that they have relied on their own judgment in connection with the execution of this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.5           Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

8.6           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

8.7           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:
_______________________
_______________________
_______________________

With a copy to:
_______________________
_______________________
_______________________

If to a Seller:
_______________________
_______________________
_______________________

If to a Purchaser:
_______________________
_______________________
_______________________

8.8           Third Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of the Company) or any entity that is not a party to this Agreement.

8.9           Certain Expenses.  Each party shall be responsible for their own costs and expenses.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other transaction documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.10           Independent Counsel.  The parties agree that they have carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing or that such party has waived its right to independent counsel.

8.11           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(This Space Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
HOTDEAL ASIA LIMITED

By: /s/Ying Wai Leung
Name: Ying Wai Leung
Title: Chief Executive Officer and Director

SELLER:

By: /s/ Ying Wai Leung
Name: Ying Wai Leung

PURCHASER:
BIRDBILL, INC.
By: /s/ Ying Wai Leung
Name: Ying Wai Leung Title: Chief Executive Officer and Director